Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Sharper Image Corporation, a Delaware corporation (“The Sharper Image”), does hereby certify that:

a)	The Quarterly Report on Form 10-Q for the period ended April 30, 2007 of The Sharper Image fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of The Sharper Image.

By:	/s/ Steven A. Lightman
Steven A. Lightman
President and Chief Executive Officer
June 18, 2007